Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference in the registration statement No. 333-229338 on Form S-3, registration statement No. 333-235757 on Form S-4, registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108738, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, and 333-212850 on Forms S-8 of First Horizon National Corporation of our reports dated February 27, 2020, with respect to the consolidated statements of condition of First Horizon National Corporation as of December 31, 2019 and 2018, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of First Horizon National Corporation.

/s/ KPMG LLP
Memphis, Tennessee
February 27, 2020